Form 8-K/A
October 16, 1998                                                    Exhibit 99.2

AT&T Quarterly Consolidated Statements of Income
(Dollars in millions except per share amounts)
(Unaudited)
                                          For the three months ended
                               Mar. 31 June 30 Mar. 31 June 30 Sept. 30 Dec. 31
                                  1998    1998    1997    1997     1997    1997
REVENUES
Business services              $ 5,673 $ 5,700 $ 5,428 $ 5,556  $ 5,561 $ 5,485
Consumer services                5,628   5,655   5,928   5,873    5,977   5,749
Wireless services*               1,164   1,313   1,092   1,179    1,190   1,207
Other and corporate                718     831     557     642      692     813
Eliminations                      (352)   (288)   (317)   (354)    (330)   (351)
Total revenues                  12,831  13,211  12,688  12,896   13,090  12,903

OPERATING EXPENSES
Access and other interconnection 3,936   3,894   4,266   4,247    3,975   3,862
Network and other communications
  services                       2,388   2,365   2,233   2,379    2,455   2,345
Depreciation and amortization    1,065   1,129     960     948    1,019   1,055
Selling, general and
  administrative                 3,487   3,602   3,613   3,840    3,894   3,650
Restructuring and other charges    601   2,743       -       -        -       -
Total operating expenses        11,477  13,733  11,072  11,414   11,343  10,912

Operating income(loss)           1,354    (522)  1,616   1,482    1,747   1,991

Other income - net                 706     307     176      63      132      72
Interest expense                    80     128      81      85       75      66
Income(loss) from continuing
  operations before income taxes 1,980    (343)  1,711   1,460    1,804   1,997
Provision for income taxes         726    (144)    668     583      726     746
Income(loss) from continuing
   operations                    1,254    (199)  1,043     877    1,078   1,251
Income from discontinued
   operations (net of taxes of
   $6, $0, $25, $18, $6, and $1)    10       -      38      31       20      11
Gain on sale of discontinued
  operations (net of taxes
  of $799 and $43)                   -   1,290       -       -       66       -
NET INCOME                     $ 1,264 $ 1,091 $ 1,081 $   908  $ 1,164   1,262

Weighted average common shares
  and potential common shares
  (millions)**                   1,806   1,805   1,782   1,784    1,787   1,801

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Form 8-K/A
October 16, 1998


PER COMMON SHARE (BASIC):
Income(loss) from continuing
  operations                   $  0.70 $ (0.11)$  0.59 $  0.49  $  0.60 $  0.70
Income from discontinued
  operations                       .01       -    0.02    0.02     0.01    0.01
Gain on sale of discontinued
  operations                         -    0.71       -       -     0.04       -
NET INCOME                     $  0.71 $  0.60 $  0.61 $  0.51  $  0.65 $  0.71

PER COMMON SHARE (DILUTED):
Income(loss) from continuing
  operations                   $  0.69 $ (0.11)$  0.59 $  0.49  $  0.60 $  0.69
Income from discontinued
  operations                       .01       -    0.02    0.02     0.01    0.01
Gain on sale of discontinued
  operations                         -    0.71       -       -     0.04       -
NET INCOME                     $  0.70 $  0.60 $  0.61 $  0.51  $  0.65 $  0.70

Dividends declared per
  common share                 $  0.33 $  0.33 $  0.33 $  0.33  $ 0.33  $  0.33

* Wireless services revenues reflect a reclass for inroaming revenues which were previously netted against expense. Based on AT&T's current accounting policies, the previous accounting was inappropriate. Accordingly, revenues now reflect the amounts billed to customers with the corresponding expense included in network and other communications services expenses. Inroaming revenues were $52 million, $69 million, $52 million, $63 million, $66 million and $51 million for the three month periods ended March 31, 1998, June 30, 1998, March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997, respectively.

**Amounts represent the weighted-average shares assuming dilution from the potential exercise of stock options. Amounts are reduced by 18 million, 0, 5 million, 8 million, 2 million and 15 million for the three month periods ended March 31, 1998, June 30, 1998, March 31, 1997, June 30, 1997, September 30, 1997
and December 31, 1997, respectively.